SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                          July 20, 1998 (July 14, 1998)
               (Date of Report (date of earliest event reported))


                                 PHH Corporation
             (Exact name of Registrant as specified in its charter)


         Maryland                           1-7797                52-0551284
 (State or other jurisdiction        (Commission File No.)    (I.R.S. Employer
of incorporation or organization)                         Identification Number)

      11333 McCormick Road
     Hunt Valley, Maryland                                           21031
(Address of principal executive office)                           (Zip Code)





                                 (410) 771-3600
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.        Other

On July 14, 1998, Cendant Corporation ("Cendant"), PHH Corporation's parent company, announced that it believed that accounting irregularities at the former CUC International Inc. ("CUC") were greater than those initially discovered by Cendant management in April of this year. In addition, Cendant's investigation now confirms that accounting irregularities existed in CUC's financial statements in years prior to 1997 and that, in addition to 1997, 1996 and 1995 results will be restated to correct the irregularities in CUC's financial statements.

Cendant now believes its restatement will lower Cendant's 1997 net income before merger-related and one-time charges by 22 to 28 cents per share. On April 15, Cendant made a preliminary estimate, pending completion of its investigation, that the impact would be between 11 and 13 cents per share. Prior to any restatement, Cendant reported 1997 earnings per share before one-time charges of $1.00. Between 16 and 19 cents of the 22 and 28 cent 1997 impact of the restatement will result from the correction of accounting irregularities.

The information set forth in the press releases attached hereto as Exhibit 99.1 and 99.2 are incorporated herein by reference in their entirety.

Item 7.        Exhibits

Exhibit
   No.         Description

99.1 Press Release: Cendant Revises Estimate of Accounting Irregularities, dated July 14, 1998.

99.2 Press Release: Cendant Provides Additional Information to Restatement for 1997, 1996 and 1995, dated July 14, 1998.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  PHH CORPORATION



                                                  By:  /s/     Jeanne M.  Murphy
                                                       Jeanne M.  Murphy
                                                       Senior Vice President


Date: July 20, 1998

                               PHH CORPORATION
                           CURRENT REPORT ON FORM 8-K
                   Report Dated July 20, 1998 (July 14, 1998)


                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release: Cendant Revises Estimate of Accounting Irregularities, dated July 14 1998.

99.2 Press Release: Cendant Provides Additional Information to Restatement for 1997, 1996 and 1995, dated July 14, 1998.